UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 3, 2013

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Suite 2R, Mount Kisco, NY	10549
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01.  Other Events.

As previously reported, on August 2, 2013, Wright Investors’ Service Holdings, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with CohnReznick LLP (the “Plan Administrator”) to settle an adversary proceeding that had been filed against it in the United States Bankruptcy Court for the District of South Carolina (the “Bankruptcy Court”) by the Plan Administrator on behalf of the estates of TMG Liquidation Co.  The Bankruptcy Court entered an order approving the Settlement Agreement on September 4, 2013 and, on October 3, 2013, the Company made a payment of $2,375,000 to the Plan Administrator pursuant to the terms of the Settlement Agreement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Date: October 4, 2013	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko

		Title:	Vice President & Chief Financial Officer